As filed with the U.S. Securities and Exchange Commission on May 28, 2020.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Fiverr International Ltd.
(Exact Name of Registrant as Specified in its Charter)

Not Applicable

(Translation of Registrant’s Name into English)

State of Israel (State or other Jurisdiction of Incorporation or Organization)	7370 (Primary Standard Industrial Classification Code Number) Fiverr International Ltd. 8 Eliezer Kaplan St, Tel Aviv 6473409, Israel +972-72-2280910	Not Applicable (I.R.S. Employer Identification Number)
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices) C T Corporation System 28 Liberty Street New York, NY 10005 (212) 894-8940
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies of all communications, including communications sent to agent for service, should be sent to:

Marc D. Jaffe Ian D. Schuman Joshua G. Kiernan Adam J. Gelardi Latham & Watkins LLP 885 Third Avenue New York, New York 10022 Tel: (212) 906-1200 Fax: (212) 751-4864	Itay Frishman Shachar Hadar Miri Shalit Elad Ziv Meitar | Law Offices 16 Abba Hillel Road Ramat Gan 5250608, Israel Tel: +972 (3) 610-3100 Fax: +972 (3) 610-3111	David J. Goldschmidt Yossi Vebman Ryan J. Dzierniejko Skadden, Arps, Slate, Meagher & Flom LLP One Manhattan West New York, New York 10001 Tel: (212) 735-3000 Fax: (212) 735-2000	Eran Yaniv Sharon Rosen Fischer Behar Chen Well Orion & Co. 3 Daniel Frisch St. Tel Aviv 6473104, Israel Tel: +972 (3) 694-4111 Fax: +972 (3) 609-1116

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (File No. 333-238693)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company. ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Ordinary shares, no par value	$23,000,000	$2,986
(1)	The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price. The registrant previously registered securities with a proposed maximum aggregate offering price not to exceed $115,000,000 on a Registration Statement on Form F-1, as amended (File No. 333-238693), which was declared effective by the Securities and Exchange Commission on May 28, 2020. In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $23,000,000 is hereby registered, which includes the additional shares issuable upon the exercise of the underwriters’ option to purchase additional shares.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement (the “Registration Statement”) is being filed with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of ordinary shares, no par value (the “Shares”), of Fiverr International Ltd. (the “Registrant”) contemplated by the Registration Statement on Form F-1 (File No. 333-238693), initially filed with the Commission by the Registrant on May 26, 2020 (as amended, the “Prior Registration Statement”), pursuant to the Securities Act, which was declared effective by the SEC on May 28, 2020. The contents of the Prior Registration Statement, including all amendments and exhibits thereto, are incorporated by reference into this Registration Statement.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate offering price of shares to be offered in the public offering by $23,000,000, which includes additional shares that the underwriters have the option to purchase. The additional ordinary shares that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement.

The required opinion and consents are listed in Part II, Item 16 of this Registration Statement and filed herewith.

PART II

Information Not Required in Prospectus

Item 16.	Exhibits

The following documents are filed as exhibits to this Registration Statement, and all other exhibits previously filed as exhibits to the Registrant’s Registration Statement on Form F-1, as amended (File No. 333-238693), are incorporated by reference into, and shall be deemed to be a part of, this filing.

Exhibit Number	Description
5.1	Opinion of Meitar | Law Offices, counsel to the Registrant, as to the validity of the ordinary shares.
23.1	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, an independent registered public accounting firm.
23.2	Consent of Meitar | Law Offices (included in Exhibit 5.1).
24.1	Powers of attorney (included on the signature page of the Registration Statement on Form F-1 (File No. 333-238693), filed with the Commission on May 26, 2020 and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tel Aviv, Israel on May 28, 2020.

FIVERR INTERNATIONAL LTD.

By:	/s/ Micha Kaufman
Name:	Micha Kaufman
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on May 28, 2020 in the capacities indicated:

Name	Title

/s/ Micha Kaufman	Co-Founder and Chief Executive Officer (principal executive officer)
Micha Kaufman

/s/ Ofer Katz	Chief Financial Officer (principal financial officer and principal accounting officer)
Ofer Katz

*	Director
Philippe Botteri

*	Director
Adam Fisher

*	Director
Ron Gutler

*	Director
Gili Iohan

*	Director
Jonathan Kolber

*	Director
Erez Shachar

*	Director
Nir Zohar

*By:	/s/ Ofer Katz
Ofer Katz
Attorney-in-fact

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Fiverr International Ltd. has signed this registration statement on May 28, 2020.

By:	/s/ Jinjin Qian
Name:	Jinjin Qian
Title:	VP, Strategic Finance